Exhibit 10.5

THE WALT DISNEY COMPANY

Performance-Based

Stock Unit Award

(Total Shareholder Return/Average Annual Adjusted EPS Growth Goals/Section

162(m) Vesting Requirement)

AWARD AGREEMENT, dated as of <DATED> between The Walt Disney Company, a Delaware corporation (“Disney”), and                      (the “Participant”). This Award is granted on <GRANT DATE> (the “Date of Grant”) by the Compensation Committee of the Disney Board of Directors (the “Committee”) pursuant to the terms of the Amended and Restated 2002 Executive Performance Plan (the “Plan”), and pursuant to the terms of the Amended and Restated 2005 Stock Incentive Plan (the “Stock Plan”). The applicable terms of the Plan and the Stock Plan are incorporated herein by reference, including the definitions of terms contained therein.

Section 1. Stock Unit Award. Disney hereby grants to the Participant, on the terms and conditions set forth herein, an Award of <#STOCK UNITS> “Stock Units.” The Stock Units are notional units of measurement denominated in Shares of Disney (i.e. one Stock Unit is equivalent in value to one Share, subject to the terms hereof). The Stock Units represent an unfunded, unsecured obligation of Disney. The Stock Units granted by this Award are grouped into subdivisions referred to herein as “Tranches.” Each of Tranche A and Tranche B constitutes one quarter (25%) of the Award, and each of Tranche C, Tranche D, Tranche E and Tranche F constitutes one-eighth (12 1/2%) of the Award. Subject to the terms, conditions and performance-based vesting requirements set forth herein,

(i) Tranche A of this Award will vest on the second or fourth anniversary date of the Date of Grant, and Tranche B will vest on the fourth anniversary of the Date of Grant, and

(ii) Tranches C, D, E and F will vest on the first, second, third and fourth anniversary dates, respectively, of the Date of Grant.

Section 2. Vesting Requirements. The vesting of this Award (other than pursuant to accelerated vesting in certain circumstances as provided in Section 3 below) shall be subject to the satisfaction of the conditions set forth in subsections A, B and C of this Section 2:

A.	Total Shareholder Return/EPS Growth Test for Tranche A and Tranche B.

(a) Total Shareholder Return: One-or-Two-Year Test. The vesting of each of Tranche A and Tranche B of this Award shall be subject to the satisfaction of a performance vesting requirement under this Section 2.A. This performance vesting requirement shall be satisfied if the Total Shareholder Return (as defined below) of Disney exceeds the Total Shareholder Return for the Standard & Poor’s 500 Composite Stock Index (the “Reference TSR”) in respect of either (i) the one-year period immediately preceding the first day of the month preceding the month in which the applicable anniversary date falls (the “Determination Date”) or (ii) the two-year period immediately preceding such Determination Date (the “One-or-Two-Year TSR Test”). “Total Shareholder Return” shall mean, for any given Determination Date, an amount equal to the average of the total return figures for the relevant period (i.e., one year, two years or, as provided further below, four years) as currently reported under “Comparative Returns” by Bloomberg L.P. (or any other reporting service that the Committee may designate from time to time) (i) for Disney (as such total return figures for Disney may be adjusted by the Committee, by no later than the anniversary date in respect of which the Total Shareholder Return performance requirement is being applied, to take into account any factors which the Committee has determined are not properly reflected in such reported figures) or (ii) for the Reference TSR, as the case may be, for the twenty (20) trading days immediately preceding such Determination Date. For the avoidance of doubt, the One-or-Two-Year TSR Test is applicable to Tranche A on the Determination Date preceding the second anniversary date of the Date of Grant (the “Second Anniversary Determination Date”) and to Tranche B on the Determination Date preceding the fourth anniversary date of the Date of Grant (the “Fourth Anniversary Determination Date”).

(b) Total Shareholder Return: One Year or Four Year TSR Test for Tranche A. If the One-or-Two-Year TSR Test is not satisfied for Tranche A on the Second Anniversary Determination Date, then Tranche A shall not vest on the second anniversary date of the Date of Grant. However, Tranche A shall not be forfeited at that time and the performance vesting requirement of this Section 2.A shall be satisfied for Tranche A if the Total Shareholder Return of Disney, determined on the Fourth Anniversary Determination Date, exceeds the Reference TSR in respect of either (i) the period of one year preceding such Fourth Anniversary Determination Date or (ii) the period of four years preceding such Fourth Anniversary Determination Date.

(c) EPS Growth Test for Tranche A and/or Tranche B. If either Tranche A or Tranche B or both of them will not vest, or shall not have vested, on the fourth anniversary date of the Date of Grant (the “Remaining Unvested Performance-Tested Tranche(s)” by reason of the non-satisfaction of any of the vesting requirements set forth above in Sections 2.A(a) or (b) hereof), then the

Committee shall, no later than sixty (60) days after the fourth anniversary date of the Date of Grant, determine the Average Annual Adjusted EPS Growth Rate (as defined below) and apply the alternative performance vesting tests set forth below with respect to such Remaining Unvested Performance-Tested Tranche(s):

(i) If the Committee shall determine that the Average Annual Adjusted EPS Growth Rate (as defined below) is greater than 10%, then the performance vesting requirement of this Section 2.A shall be met with respect to all Remaining Unvested Performance-Tested Tranche(s).

(ii) If the Committee shall determine that the Average Annual Adjusted EPS Growth Rate is greater than 8% but less than or equal to 10%, then the performance vesting requirement of this Section 2.A shall be met with respect to fifty percent (50%) of all Remaining Unvested Performance-Based Tranche(s), and the remaining fifty percent (50%) thereof shall be immediately forfeited.

(iii) If the Committee shall determine that the Average Annual Adjusted EPS Growth Rate is 8% or less, then all Remaining Unvested Performance-Based Tranche(s) shall be immediately forfeited.

“Average Annual Adjusted EPS Growth Rate” shall mean the average annual growth rate of the Adjusted EPS (as defined below) of Disney for the sixteen (16) fiscal quarters of Disney ended immediately prior to the fourth anniversary date of the Date of Grant for which financial results have been filed with the Securities and Exchange Commission on a Form 10-Q or Form 10-K (the “Adjusted EPS Growth Period”). “Adjusted EPS” shall mean the diluted earnings per share of Disney, as reported in Disney’s consolidated financial statements for the relevant period, after such adjustments thereto as the Committee deems appropriate in its sole discretion (i) to exclude the effect of extraordinary, unusual and/or nonrecurring items and (ii) to reflect such other factors as the Committee deems appropriate to fairly reflect earnings per share growth. In the event that the Adjusted EPS Growth Period corresponds to the four completed fiscal years of Disney immediately preceding the fourth anniversary date of the Date of Grant, then the Average Annual Adjusted EPS Growth Rate shall be the average of the annual growth rates of Adjusted EPS of Disney for such four fiscal years. If the Adjusted EPS Growth Period does not correspond to the four completed fiscal years of Disney immediately prior to the fourth anniversary date of the Date of Grant, the sixteen (16) quarters comprising such period will be treated as four consecutive annual periods (each equivalent to a fiscal year) for the purpose of determining the Average Annual Adjusted EPS Growth Rate.

B.	Section 162(m) Vesting Requirement. This Award shall also be subject to additional performance vesting requirements under this Section 2.B, with respect to all Tranches, based upon the achievement of the Performance Targets applicable to the Performance Periods which are set forth below, subject to certification of achievement of such Performance Targets by the Committee pursuant to Section 4.8 of the Plan. The respective Performance Targets (together with the Business Criteria with respect to such Performance Targets) shall be established by the Committee for each Tranche by no later than 90 days following the beginning of the Performance Period applicable to such Tranche. If the Performance Target for a Tranche is not satisfied, all of the Stock Units comprising such Tranche shall be immediately forfeited. For each of the Tranches of Stock Units granted hereunder the Performance Period (which in each case shall be a specified period of one or more fiscal years (or portions thereof) of Disney (any such fiscal year being a “Fiscal Year”)) shall be as follows:

Tranche	Performance Period	Stock Units
Tranche A	Fiscal Year 2010	______
Tranche B	Fiscal Year 2012	______
Tranche C	Fiscal Year 2009	______
Tranche D	Fiscal Year 2010	______
Tranche E	Fiscal Year 2011	______
Tranche F	Fiscal Year 2012	______

C.	Service Vesting Requirement. In addition to the performance vesting requirements of subsections A and B of this Section 2, the right of the Participant to receive payment of this Award shall become vested only if he or she remains continuously employed by Disney or an Affiliate from the date hereof until:

(i) the second anniversary of the Date of Grant in the case of Tranche A, except that if the One-or-

Two-Year TSR Test provided for in Section 2.A(a) hereof is not met, and as a consequence thereof the vesting of Tranche A becomes subject to performance vesting requirements being met after the second anniversary of the Date of Grant, the Participant shall be required, in order to vest with respect to Tranche A, to remain continuously employed by Disney or an Affiliate until the fourth anniversary of the Date of Grant;

(ii) the fourth anniversary of the Date of Grant in the case of Tranche B;

(iii) the first anniversary of the Date of Grant in the case of Tranche C;

(iv) the second anniversary of the Date of Grant in the case of Tranche D;

(v) the third anniversary of the Date of Grant in the case of Tranche E; and

(vi) the fourth anniversary of the Date of Grant in the case of Tranche F;

provided, however, that, nothing set forth herein shall be deemed to modify, qualify, or otherwise derogate from, the requirement of Section 4.8 of the Plan that the Committee certify in writing that the applicable Performance Targets of Section 2.B above have been satisfied prior to the payment of any amount to the Participant under this Award.

If the service vesting requirements of this Section 2.C are not satisfied for any Tranche or Tranches, the applicable number of Stock Units shall be immediately forfeited and the Participant’s rights with respect thereto shall cease.

All Stock Units for which all of the requirements of this Section 2 have been satisfied shall become vested and shall thereafter be payable in accordance with Section 5 hereof.

Section 3. Accelerated Vesting. Notwithstanding the terms and conditions of Section 2 hereof, upon the Participant’s death or disability (within the meaning of Section 409A of the Internal Revenue Code), or upon the occurrence of a Triggering Event within the 12-month period following a Change in Control in accordance with Section 11 of the Stock Plan as in effect as of the date of the Triggering Event (provided, in each case, that the Participant is employed by Disney (or an Affiliate) at the time of such death, disability or occurrence of a Triggering Event), this Award shall become fully vested and shall be payable in accordance with Section 5 hereof to the extent that it has not previously been forfeited. In addition, if the Participant is employed pursuant to an employment agreement with Disney, any provisions thereof relating to the effect of a termination of the Participant’s employment upon his or her rights with respect to this Award, including, without limitation, any provisions regarding acceleration of vesting and/or payment of this Award in the event of termination of employment, shall be fully applicable and supersede any provisions hereof with respect to the same subject matter.

Section 4. Dividend Equivalents. Any dividends paid in cash on Shares of Disney will be credited to the Participant as additional Stock Units as if the Stock Units previously held by the Participant were outstanding Shares, as follows: such credit shall be made in whole and/or fractional Stock Units and shall be based on the fair market value (as defined in the Stock Plan) of the Shares on the date of payment of such dividend. All such additional Stock Units shall be subject to the same vesting requirements applicable to the Stock Units in respect of which they were credited and shall be payable in accordance with Section 5 hereof.

Section 5. Payment of Award. Payment of vested Stock Units shall be made within 30 days following the later of:

(i)	the date as of which all of the applicable vesting requirements under Section 2 hereof shall have been satisfied for the applicable Tranche, or

(ii)	the date of certification of achievement of the applicable Performance Targets by the Committee for the applicable Tranche, as required under Sections 2.B and 2.C hereof,

(or within 30 days following acceleration of vesting under Section 3 hereof, if applicable). The Stock Units shall be paid in cash or in Shares (or some combination thereof), as determined by the Committee in its discretion at the time of payment, and in either case shall be paid to the Participant after deduction of applicable minimum statutory withholding taxes.

Section 6. Restrictions on Transfer. Neither this Stock Unit Award nor any Stock Units covered hereby may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to Disney as a result of forfeiture of the units as provided herein and as provided in Section 6 of the Plan. The Stock Units constitute Restricted Units as defined in Section 2.2 of the Plan.

Section 7. No Voting Rights. The Stock Units granted pursuant to this Award, whether or not vested, will not confer any voting rights upon the Participant, unless and until the Award is paid in Shares.

Section 8. Award Subject to Plans, Etc. This Stock Unit Award is subject to the terms of the Plan and the Stock Plan, the terms and provisions of which are hereby incorporated by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan or the Stock Plan, the Plan or the Stock Plan (as applicable) will govern and prevail.

Section 9. Changes in Capitalization. The Stock Units under this Award shall be subject to the provisions of the Stock Plan relating to adjustments for changes in corporate capitalization.

Section 10. No Right of Employment. Nothing in this Award Agreement shall confer upon the Participant any right to continue as an employee of Disney or an Affiliate nor interfere in any way with the right of Disney or an Affiliate to terminate the Participant’s employment at any time or to change the terms and conditions of such employment.

Section 11. Prior Performance-Based Stock Unit Awards. Disney and the Participant agree that those provisions of Section 2.B hereof relating to Tranche A and Tranche B shall (i) be fully applicable to any Performance-Based Stock Unit Award Agreement previously granted to Participant by Disney (a “Previous Award”) as to which there are any Performance Period(s) which commence with Fiscal Year 2009 or any later Fiscal Year and (ii) supersede Section 2.A or 2.B (as applicable) of any such Previous Award in its entirety, if such (applicable) Section provides for any Performance Period(s) of greater duration than one Fiscal Year; provided, however, that, notwithstanding the foregoing, when the provisions of Section 2.B of this Award Agreement are applied to any Previous Award, such provisions shall only apply to Performance Period(s) (as in effect prior to this Section 11 becoming effective with respect to any such Previous Award) which commence with Fiscal Year 2009 or any later Fiscal Year, and such provisions of this Award Agreement shall be deemed modified, solely for the purpose of applying them to the Previous Award, (a) by disregarding the Performance Periods set for in this Award Agreement and instead changing the specific Performance Periods for “Tranche A” and “Tranche B” set forth in the corresponding Section 2.A or 2.B (as applicable) of the Previous Award to refer only to the last Fiscal Year included in such Performance Periods, and (b) by deeming the number of Stock Units set forth as “Tranche A” and “Tranche B,” respectively, in such Previous Award (which number is set forth therein opposite the specified duration of the applicable Performance Period(s) in such Previous Award) to continue to be the number of Stock Units for “Tranche A” and “Tranche B” in such Previous Award notwithstanding any change in the Performance Period(s) in the Previous Award effected by this Section 11.

Section 12. Governing Law. This Award Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

THE WALT DISNEY COMPANY

By:
Name:
Title:

PARTICIPANT